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                                                                     Exhibit I

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60943, 33-41934, 33-56088, 33-59049,
33-59141, 33-55173 and 33-55709) of Viacom Inc. of our report dated July 2, 1997, relating to the financial statements and schedules of the Viacom Investment Plan appearing on page 1 of this Form 11-K.

PRICE WATERHOUSE LLP

New York, New York
July 2, 1997